                                                                   EXHIBIT 10.10

                                                                  EXECUTION COPY

                            STOCK OPTION AGREEMENT


     This Stock Option Agreement (the "Agreement") dated as of September 1, 1998, is entered into by and between CellStar Telecom, Inc., a Delaware corporation ("CellStar") and Topp Telecom, Inc., a Florida corporation ("TTI").

                                   RECITALS

     WHEREAS, pursuant to the provisions of that certain letter agreement dated as of September 1, 1998 by and among CellStar, Ltd., TTI, David Topp and Frederick J. Pollak (the "Letter Agreement"), TTI has agreed to grant to CellStar an option to purchase (i) 1,043 shares of TTI Class A convertible preferred stock, par value $.01 per share (the "A Convertible Preferred Stock") or voting common stock, par value $.01 per share (the "Voting Common Stock"), as CellStar may elect, and (ii) 17,988 shares of TTI Class B Convertible Preferred Stock, par value $.01 per share (the " B Convertible Preferred Stock," and together with the A Convertible Preferred Stock, the "Preferred Stock") or nonvoting common stock, par value $.01 per share (the "Nonvoting Common Stock," and together with the Voting Common Stock, the "Common Stock"), as CellStar may elect; and

     WHEREAS, CellStar and TTI desire to enter into this Agreement for the purpose of setting forth certain representations, warranties and agreements relating to such option;

     NOW, THEREFORE, in consideration of the premises and of the mutual provisions, agreements and covenants contained herein and in the Letter Agreement, CellStar and TTI hereby agree as follows:

                                   AGREEMENT

1. Grant of Option. TTI hereby grants to CellStar an option (the "Option") to purchase from TTI (a) 1,043 shares of A Convertible Preferred Stock (the "A Preferred Shares") or Voting Common Stock (the "Voting Common Shares"), as CellStar may elect, and (b) 17,988 shares of B Convertible Preferred Stock (the "B Preferred Shares," and together with the A Preferred Shares, the "Preferred Shares") or Nonvoting Common Stock (the "Nonvoting Common Shares, " and together with the Preferred Shares and the Voting Common Shares, the "Shares"), as CellStar may elect, for an aggregate exercise price of two million dollars ($2,000,000) or $105.0916925 per share (the "Exercise Price"). Upon the closing of the sale of shares of Voting Common Stock, at a price of at least $105.0916925 per share (subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting such shares) in a public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, that has been effected with the consent of CellStar, which consent shall be provided by CellStar in good faith (subject to acting in the best interests of the shareholders of CellStar Corporation), a new Option representing a number of shares of Voting Common Stock equal to the number of Shares of, if any, with respect to which this Option shall not then have been exercised shall be issued to CellStar. Upon any exercise of the Option, the Exercise Price shall be rounded to the nearest cent. The parties hereto acknowledge and agree that (i) the aggregate fair market value of the Option granted hereunder, together with the aggregate fair market value of that certain Warrant dated as of September 1, 1998 granted to CellStar by TTI (the "Warrant"), each calculated as of the date hereof, does not exceed $1,000, and (ii) the fair market value of the Option and the Warrant substantially depends on the financial success of TTI, which success is contingent upon TTI's obtaining additional debt or equity financing.

2. Option Term. The Option shall be exercisable by CellStar with respect to the Shares, in whole or in part, at any time or from time to time, during the period commencing on the date hereof through and including the fifth anniversary of the date hereof (the "Option Term").

3. Exercise of Option. CellStar may exercise the Option by providing written notice of the exercise of the Option or any portion thereof to TTI specifying the whole number of Shares for which the Option is exercised (the "Exercise Notice"), whether Preferred Shares, Voting Common Shares or Nonvoting Common Shares, accompanied by payment in full of the applicable Exercise Price in cash or by company check for each Share being purchased by CellStar. Alternatively, CellStar may specify in its Exercise Notice that it is crediting the payment of the Exercise Price first to accrued interest and then to principal payable by TTI to CellStar, Ltd. under that certain Promissory Note dated September 1, 1998 executed by TTI in favor of CellStar, Ltd. or to accounts receivable owed by TTI to CellStar, Ltd. rather than paying the Exercise Price in cash or by company check. In the event of any exercise of the rights represented by this Option, certificates for the Shares so purchased, registered in the name of CellStar, shall be delivered to CellStar within a reasonable time, not exceeding five business days after the Option shall have been so exercised. CellStar shall for all purposes be deemed to have become the holder of record of such Shares on the date on which the Exercise Notice and payment of the aggregate applicable Exercise Price are delivered to TTI, irrespective of the date of delivery of such certificates. No fractional Shares will be issued upon any exercise of the Option.

4. Covenants as to Shares. TTI shall at all times reserve and keep available out of its authorized and unissued Preferred Stock and Common Stock, solely for the purpose of providing for the exercise of the Option, such number of shares of Preferred Stock and Common Stock as shall, from time to time, be sufficient therefor. TTI covenants that all shares of Preferred Stock and Common Stock issuable upon exercise of the Option, upon receipt by TTI of the full Exercise Price therefor, and any shares of Common Stock issuable upon conversion of the Preferred Shares, shall be validly issued, fully paid, and nonassessable, without any personal liability attaching to the ownership thereof, and will not be issued in violation of any preemptive rights of stockholders, optionholders, warrantholders and any other persons and CellStar will receive good title to the securities purchased by it, free and clear of all liens, security interests, claims, pledges, charges, stockholders' agreements, voting trusts or encumbrances of any kind.

5.   Investment Representations and Resale Restrictions.

     (a) If TTI in its good faith discretion determines that as a matter of law such procedure is or may be desirable, it may require CellStar, upon any acquisition of Shares pursuant to the exercise of the Option and as a condition to TTI's obligation to deliver certificates representing such shares, to execute and deliver to TTI a written statement representing and warranting that CellStar's acquisition of Shares pursuant to the exercise of the Option, and of any shares of Common Stock issuable upon conversion of the Preferred Shares, is for CellStar's own account, for investment purposes and not with a view to the resale or distribution thereof.

     (b) CellStar acknowledges and agrees that neither the Option nor the Shares acquired upon the exercise of the Option (1) have been registered under the Securities Act of 1933, as amended (the "Securities Act"), nor under any state or other applicable securities laws and (2) may not be sold, transferred or otherwise disposed of in the absence of an effective registration statement under the Securities Act and the rules and regulations promulgated thereunder and any applicable state securities laws or pursuant to an exemption from registration under the Securities Act and any applicable state or other securities laws.

     (c) Unless registered pursuant to the Securities Act, the certificate or certificates evidencing the Shares issued upon any exercise of the Option shall bear the following legend:

                "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS."

6.   Adjustment of Exercise Price and Number of Shares Subject to Option.   The
Exercise Price applicable to (i) Voting Common Shares and A Convertible Preferred Shares and (ii) Nonvoting Common Shares and B Convertible Preferred Shares shall each, from and after the date hereof, be subject to adjustment from time to time as hereinafter provided. Upon each adjustment of the applicable Exercise Price, CellStar shall thereafter be entitled to purchase, at the applicable Exercise Price resulting from such adjustment, the number of shares of Voting Common Stock, Nonvoting Common Stock, A

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Preferred Stock or B Preferred Stock, as the case may be, obtained by multiplying the applicable Exercise Price in effect immediately prior to such adjustment by the number of shares of Voting Common Stock, Nonvoting Common Stock, A Preferred Stock or B Preferred Stock, as the case may be, purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the applicable Exercise Price resulting from such adjustment. For purposes of this Section 6, "Voting Stock" shall mean collectively, the Voting Common Stock and the A Convertible Preferred Stock, and "Nonvoting Stock" shall mean collectively, the Nonvoting Common Stock and the B Convertible Preferred Stock.

     (a) Except (i) in the case of any shares of Voting Stock issued as a dividend or other distribution payable in respect of any shares of Voting Stock, or Nonvoting Stock issued as a dividend or other distribution payable in respect of Nonvoting Stock, or (ii) upon the exercise of a Convertible Security (as defined below), in the event TTI shall at any time issue or sell any shares of Voting Stock, Nonvoting Stock or any Convertible Securities without consideration or for a consideration per share, or having an exercise or conversion price per share of Voting Stock or Nonvoting Common Stock, as the case may be, less than the applicable Exercise Price in effect immediately prior to the time of such issue or sale, the Exercise Price per share of Voting Stock and the Exercise Price per share of Nonvoting Stock shall each be reduced concurrently with such issue or sale, to an amount calculated by:

                    (1) dividing a sum equal to (A) the total number of shares of Stock (as defined below) outstanding at the date hereof, multiplied by the applicable Exercise Price at the date of adjustment, plus (B) the aggregate of the amounts of all consideration received and/or to be received by TTI upon the issuance of Additional Shares of Stock (as defined below), by

                    (2) the sum of (A) the total number of shares of Stock outstanding at the date hereof, and (B) the number of Additional Shares of Stock which shall have been issued.

For purposes of this Section 6(a), "Stock" shall mean (i) the Voting Stock when calculating the adjustment to the Exercise Price of the Voting Common Shares or the A Preferred Shares, and (ii) the Nonvoting Stock, when calculating the adjustment to the Exercise Price of the Nonvoting Common Shares or the B Preferred Shares. "Additional Shares of Stock" shall mean any and all shares of Common Stock and Preferred Stock issued or sold by TTI subsequent to the date hereof, and shall include the maximum number of shares of Common Stock and Preferred Stock issuable upon the conversion, exchange or exercise of any Convertible Securities issued or sold by TTI subsequent to the date hereof. A "Convertible Security" shall refer to any options, rights or other obligations or shares of capital stock of TTI or other obligations including without limitation, options, warrants or rights that are convertible into or exercisable or exchangeable for Common Stock or Preferred Stock.

     (b) (i) In case TTI shall at any time subdivide its outstanding shares of either Voting Common Stock or A Convertible Preferred Stock into a greater number of shares or issue a dividend or distribution payable either in shares of Voting Common Stock or A Convertible Preferred Stock, the applicable Exercise Price of the Voting Common Shares and the A Preferred Shares in effect immediately prior to such subdivision shall be reduced to a price determined by dividing (x) the number of shares of Voting Stock outstanding immediately prior to such subdivision or distribution, multiplied by the applicable Exercise Price in effect immediately prior to such subdivision or distribution by (y) the number of shares of Voting Stock outstanding immediately after such subdivision or distribution.

          (ii) In case TTI shall at any time subdivide its outstanding shares of Nonvoting Common Stock or B Convertible Preferred Stock into a greater number of shares or issue a dividend or distribution payable either in shares of Nonvoting Common Stock or B Convertible Preferred Stock, the applicable Exercise Price of the Nonvoting Common Shares and the B Preferred Shares in effect immediately prior to such subdivision shall be reduced to a price determined by dividing (x) the number of shares of Nonvoting Common Stock outstanding immediately prior to such subdivision or distribution, multiplied by the applicable Exercise Price per share in effect immediately prior to such subdivision or distribution by (y) the number of shares of Nonvoting Common Stock outstanding immediately after such subdivision or distribution.

     (c) (i) In case TTI shall at any time combine its outstanding shares of either Voting Common Stock or A Convertible Preferred Stock into a lesser number of shares, the applicable Exercise Price of the Voting Common Shares or the A Preferred Shares in effect immediately prior to such combination shall be increased to a price determined by dividing (x) the number of shares of Voting Stock outstanding immediately prior to such combination, multiplied by the applicable Exercise Price in effect immediately prior to such combination by (y) the number of shares of Voting Stock outstanding immediately after such combination.

          (ii) In case TTI shall at any time combine its outstanding shares of either Nonvoting Common Stock or B Convertible Preferred Stock into a lesser number of shares, the applicable Exercise Price of the Nonvoting Common Shares or the B Preferred Shares in effect immediately prior to such combination shall be increased to a price determined by dividing (x) the number of shares of Nonvoting Stock outstanding immediately prior to such combination, multiplied by the applicable Exercise Price in effect immediately prior to such combination by
(y) the number of shares of Nonvoting Stock outstanding immediately after such combination.

     (d) If any capital reorganization or reclassification of the capital stock of TTI, or consolidation or merger of TTI with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Voting Stock or Nonvoting Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for any Voting Stock or Nonvoting Stock, then, lawful and adequate provision shall be made whereby CellStar shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in this Agreement and in lieu of the shares of Voting Stock or Nonvoting Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for (i) at the option of CellStar either (A) the number of shares of Voting Common Stock issuable hereunder or (B) the number of A Preferred Shares issuable hereunder or
(C) the number of outstanding shares of Voting Common Stock equal to the number of shares of Voting Common Stock as the A Preferred Shares issuable hereunder was convertible into and (ii) at the option of CellStar either (A) the number of shares of Nonvoting Common Stock issuable hereunder or (B) the number of B Preferred Shares issuable hereunder or (C) the number of outstanding shares of Nonvoting Common Stock equal to the number of shares of Nonvoting Common Stock as the B Preferred Shares issuable hereunder was convertible into, had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of CellStar to the end that the provisions hereof (including, without limitation, provisions for adjustments of the applicable Exercise Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof.

     (e) Upon any adjustment of the applicable Exercise Price, then and in each such case TTI shall give written notice thereof, by first-class mail, postage prepaid, addressed to CellStar in the manner provided in Section 8(d) hereof, which notice shall state the applicable Exercise Price resulting from such adjustment setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. TTI shall, within two business days of CellStar's request therefor, provide to CellStar access to all books, records and other information reasonably necessary for CellStar to confirm the calculation of any adjustment of the applicable Exercise Price.

7. Representations and Warranties. TTI represents and warrants to CellStar that (a) it is a corporation duly organized and validly existing and in good standing under the laws of the State of Florida, (b) this Agreement has been duly authorized by all necessary corporate action and will, upon its execution and delivery, constitute the legal, valid and binding obligation of TTI, enforceable in accordance with its terms, and (c) Telecom's authorized capital stock consists of (i) 5,000,000 shares of Voting Common Stock, par value $.01 per share, of which 6,100 shares are issued and outstanding as of the date hereof, (ii) 5,000,000 shares of Nonvoting Common Stock, par value $.01 per share, of which 133,463 shares are issued and outstanding as of the date hereof,
(iii) 1,043 shares of Class A Convertible Preferred Stock, par value $.01 per share, none of which is issued and outstanding as of the date hereof, and (iv) 17,988 shares of Class B Convertible Preferred Stock, par value $.01 per share, none of which is issued and outstanding as of the date hereof. The record and beneficial owners of all of the outstanding shares of the Company's Common Stock are set forth in Schedule I hereto. Telecom further represents and warrants that, except as set forth on Schedule I hereto, there are no options, warrants or rights to purchase or otherwise acquire shares of Convertible Preferred Stock,

Common Stock or any other capital stock of TTI or any other equity interest therein outstanding as of the date hereof, other than any such options, warrants or rights which have been issued or granted to CellStar.

8.   Miscellaneous.

     (a) No term hereof may be changed, waived, discharged, or terminated except by a written instrument executed by the parties hereto.

     (b) This Agreement shall be governed and interpreted and enforced in accordance with the internal laws of the State of Florida, without regard to principles of conflicts of laws thereof.

     (c) Each provision of this Agreement shall be interpreted in such a manner as to be effective, valid and enforceable under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable under any applicable law or rule in any jurisdiction, such provision will be ineffective only to the extent of such invalidity, illegality or unenforceability in such jurisdiction, without invalidating the remainder of this Agreement in such jurisdiction or any provision hereof in any other jurisdiction.

     (d) All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered in person or by registered or certified mail, return receipt requested, postage and fees prepaid, first class mail to: (i) TTI at Topp Telecom, Inc., 8200 NW 27th Street, Suite 117, Miami Florida, 33122, Attention: President, and (ii) CellStar Telecom, Inc. at 1730 Briercroft Court, Carrollton, Texas 75006, Attention: General Counsel, with a copy to Steel Hector & Davis LLP, 200 South Biscayne Blvd., Miami, Florida 33131, Attention: Barry G. Craig.

     Any party hereto may change the addresses set forth above by written notice to the other party given in accordance with the provisions of this Section 8(d). All such notices shall be deemed to be given when delivered in person, or if placed in the mail as aforesaid, then four (4) days thereafter.

     (e) This Agreement and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of TTI and CellStar. This Agreement may be assigned by CellStar only to any of its Affiliates, including without limitation CellStar, Ltd., upon written notice of such assignment to TTI. "Affiliate" shall mean any corporation, limited liability company, partnership, joint venture, limited partnership, trust or unincorporated organization directly or indirectly controlling or controlled by or under direct or indirect common control with Cellstar.

     (f) This Agreement is intended as a full integration of the parties' understandings, constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

     (g) This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. The parties hereby acknowledge and agree that facsimile signatures of this Agreement shall have the same force and effect as original signatures.

     (h) If any party shall commence any action or proceeding against another party in order to enforce the provisions hereof, or to recover damages as the result of the alleged breach of any of the provisions hereof, the prevailing party therein shall be entitled to recover all reasonable costs incurred in connection therewith, including, but not limited to, reasonable attorneys' fees and expenses, whether at the trial or appellate level.

     (i) This Stock Option Agreement and the Letter Agreement are to be construed so as to be consistent and not in conflict, but should a conflict nonetheless arise between this Stock Option Agrement and the Letter Agreement, the conflict will be resolved by giving the conflicting provision of this Stock Option Agreement full force and effect.


                 [Signatures follow immediately on next page]

     IN WITNESS WHEREOF, CellStar and TTI have caused this Agreement to be executed as of the date first written above by their respective officers duly authorized.

CELLSTAR TELECOM, INC.                 TOPP TELECOM, INC.


By: /s/ TIMOTHY L. MARETTI             By: /s/ F.J. POLLAK
   ------------------------------         ------------------------------
Name:  Timothy L. Maretti                 Name:  F.J. Pollak
Title: U.S. Region President              Title: President and CEO

                                  Schedule I

                        Record and Beneficial Owners of
                        Topp Telecom, Inc. Common Stock



                               Shares of             Shares of
Shareholder               Voting Common Stock  Nonvoting Common Stock  Total
-----------               -------------------  ----------------------  -----

CellStar Telecom, Inc.            1,100                 27,447         28,447

David Topp                        4,000                 35,516         39,516

Dora Topp                                               30,000         30,000

Risia Topp Wine                                         10,000         10,000

Mark Topp                                               10,000         10,000

F. J. Pollak                      1,000                 19,000         20,000

Dick Anderson                                            1,500          1,500


                Options Granted to Amnon Carr (the "Executive")

          The Executive was granted the following options on July 20, 1998, in connection with his Employment Agreement: Options at a purchase Price (the "Option Exercise Price") equal to (x) 100,000,000, divided by (y) the number of shares outstanding on the Commencement Date on a fully diluted basis (the "Outstanding Share Amount") for a number of shares of common stock equal to the quotient of (A) 100,000, divided by (B) the Option Exercise Price, (ii) options (the "Financing Options") to purchase a number of shares of common stock equal to the quotient of (I) 200,000, divided by (II) the Option Exercise Price, for an exercise price equal to the Option Exercise Price; provided, that in the event the Qualified Financing results in gross proceeds to the Company of $150 million or more, then the number of shares for which the Financing Options can be exercised shall be equal to the quotient of (x) 250,000, divided by (y) the Option Exercise Price, and (iii) options (the "IPO Options") to purchase a number of shares of common stock equal to the quotient of (A) 150,000, divided by (B) the Option Exercise Price, for an exercise price equal to the Option Exercise Price. The Options shall vest as follows: (i) the Signing Options shall vest three years from date of grant, (ii) the Financing Options shall vest three years from the date of the consummation of Qualified Financing but in all events ten years from the Commencement Date, and (iii) the IPO Options shall vest three years from the date of the consummation of a Qualified Public Offering, but in all events ten years from the Commencement Date. All Options will expire on the earlier of (i) 10 years from the date of grant, (ii) 90 days after termination of employment for any reason other than Cause (as hereinafter defined), or (iii) immediately upon termination of employment for Cause.

                               FORM OF ASSIGNMENT


                  [To be signed only upon transfer of Option]

     For value received, the undersigned hereby sells, assigns and transfers unto _____________________, the rights represented by the within Option to purchase shares of [Voting Common Stock][Nonvoting Common Stock][A Convertible Preferred Stock][B Convertible Preferred Stock], $.01 par value, of TOPP TELECOM, INC., to which the within Option relates, and appoints _______________________ attorney to transfer such right on the books of TOPP TELECOM, INC. with full power of substitution in the premises.

Date:
     --------------------              ------------------------------
                                       (Signature)


                                       ------------------------------
                                       (Address)

Signed in the presence of:


--------------------------

                              FORM OF SUBSCRIPTION



     The undersigned, the holder of the within Option, hereby irrevocably elects to exercise the purchase right represented by such Option for, and to purchase thereunder, ___________ shares of [Voting Common Stock][Nonvoting Common Stock][A Convertible Preferred Stock][B Convertible Preferred Stock], $.01 par value, of TOPP TELECOM, INC. and herewith tenders payment of $________________________ in full payment of the purchase price for such shares or [hereby notifies Topp Telecom, Inc. that it is crediting $________ against [that certain Promissory Note dated September 1, 1998 executed by the Company in favor of CellStar, Ltd.] or [the accounts receivable owed to CellStar, Ltd. represented by Invoice No. _______] in full payment for the purchase price for such shares], and requests that the certificates for such shares be issued in the name of, and be delivered to ___________________________, whose address is
________________________________________________.


Date:
     -------------------------         ------------------------------
                                       (Signature)



                                       ------------------------------
                                       (Address)



Signed in the presence of:


------------------------------

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